UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
January 26, 2010

INFORMATICA CORPORATION
(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2010 Bonus Plan
On January 26, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Informatica Corporation (“Informatica”) approved the allocations, methodologies, and metrics for the payment of bonuses for fiscal 2010, if any, to Informatica’s named executive officers.
Aggregate cash bonus amounts range between 70% and 100% of base salary per individual at the target level of achievement. Each individual’s actual bonus will be determined by a formula based on the achievement of a variety of performance objectives, including non-GAAP operating income and license bookings, measured on a semi-annual basis, as well as individual goals and, in the case of Mr. Hoffman, a personal annual quota for worldwide license revenues, paid on a monthly basis. It is possible to exceed the target level of achievement for the corporate bonus component and receive a bonus payment in excess of the bonus payment payable at the target level, up to a maximum of 200% of the target bonus amount. Bonus payments are anticipated to be made semi-annually. The Committee determines the actual corporate bonus payments for all of the named executive officers.
2009 Bonus Payments
On January 26, 2010, the Committee also approved bonuses for the second half of 2009 for each of its named executive officers in the following amounts:

Named Executive Officer	Second Half 2009 Bonus	Aggregate 2009 Bonus
Sohaib Abbasi	$387,563	$643,500
Earl Fry	$162,313	$269,500
Paul Hoffman	$169,126	$280,417
Girish Pancha	$134,788	$222,131

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 1, 2010	INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary